                                                                  EXHIBIT 10.51

SUMMARY OF ORAL AMENDMENT TO LETTER AGREEMENT OF EMPLOYMENT, DATED AS OF JUNE
11, 2002, WITH JONATHAN STERN

Effective, March 16, 2004 and March 22, 2005, Register.com, Inc. amended Mr.
Stern's letter agreement to provide increases to his base salary of $10,000 and
$7,800, respectively, bringing his total base salary under Section 2 of his
Letter Agreement of Employment, dated as of June 11, 2002 (the "Agreement") to
$267,800.

Effective March 9, 2005, Register.com, Inc. further amended Section 3 of the Mr.
Stern's letter agreement to modify his bonus eligibility for the year ended
December 31, 2004 pursuant to which he received a bonus for such year of
$157,686.